Exhibit 5
ALLSTATE LIFE INSURANCE COMPANY
LAW AND REGULATION DEPARTMENT
2775 Sanders Road, Suite A2E
Northbrook, Illinois 60062
Direct Dial Number (847) 402-9365
Angela K. Fontana
Director, Vice President,
General Counsel and Secretary
October 5, 2017

TO:	ALLSTATE LIFE INSURANCE COMPANY NORTHBROOK, ILLINOIS 60062

FROM:	ANGELA K. FONTANA DIRECTOR, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

RE:	FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FILE NO. 333-
With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company (the “Company”) with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as The Allstate Advisor Variable Annuities - Allstate Advisor, Allstate Advisor Plus, Allstate Advisor Preferred; The Allstate Variable Annuities - Allstate Variable Annuity, Allstate Variable Annuity - L Share; and The Allstate Advisor Variable Annuities - Advisor, Advisor Preferred (the “Contracts”), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:
1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.
2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.
I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement.
Sincerely,

/s/ Angela K. Fontana
Director, Vice President, General Counsel and Secretary